FOR IMMEDIATE RELEASE

Stanley Works Reports Record 4th Quarter Earnings Of 77¢ Per Share From Continuing Operations

Organic Revenue Growth Of 7% Exceeds Company Guidance As Strength In Consumer And Industrial Segments Continues

New Britain, CT, January 27, 2005 ... The Stanley Works (NYSE: SWK) reported fourth quarter 2004 net income from continuing operations of $65 million or 77¢ per fully-diluted share, surpassing the company’s estimates of approximately 70¢ per fully-diluted share. These results include a net benefit of 2¢ per fully-diluted share, as the positive effect of a lower tax rate was partially offset by $10 million of non-recurring or unusual charges.

Net sales from continuing operations were $803 million, up 17% over last year. Excluding recent acquisitions (CST / Berger, Blick plc, Frisco Bay Industries and ISR Solutions) sales increased 7%. Strong demand continued from home center and mass merchant customers. Industrial tool sales continued to benefit from favorable market conditions, improved execution in several businesses and higher pricing. Security Solutions revenues increased primarily due to 2004 acquisitions. European revenues grew by a high single-digit percentage rate and benefited additionally from currency translation. Asia/Pacific revenues increased by a double-digit percentage rate.

Reported results compare with earnings of $29 million (35¢ per fully-diluted share) from continuing operations in the fourth quarter of 2003. Prior year results included pre-tax restructuring costs, impairment charges and other exit costs totaling $37 million pre-tax, or 31¢ per fully-diluted share. Excluding such costs, prior year earnings per fully-diluted share from continuing operations were 66¢.

For the full year 2004, sales from continuing operations of $3.0 billion were up 20% over 2003, comprised of 11% organic growth and 9% from acquisition activity. Net income from continuing operations was $240 million, or $2.85 per fully diluted share, versus $1.07 in 2003. Earnings per share grew 41% over $2.02 earnings per share on a basis excluding pre-tax restructuring costs, impairment charges and other exit costs in 2003.

Including gains/losses upon disposition of business units and operating incomes/losses of such businesses until their dispositions, net income from discontinued operations was $127 million in 2004, or $1.50 per fully diluted share. Thus total net earnings were $367 million, or $4.36 per fully-diluted share.

John F. Lundgren, Chairman and Chief Executive Officer, stated: “Our team delivered another solid performance, executing our strategy and achieving strong revenue growth, earnings and cash flow. Sales performance was particularly impressive considering we had a 13-week quarter versus a 14-week quarter last year and a more difficult comparison against last year’s strong fourth quarter sales volume. Our Consumer hand tools and mechanics tools businesses and three Industrial Tools business units – fastening systems, industrial mechanics tools and hydraulic tools – achieved double-digit percentage organic sales increases. Our European and Asian teams delivered especially solid sales volumes.”

Free cash flow (cash from operations less capital expenditures) was $110 million in the fourth quarter, considerably exceeding net income from continuing operations in a period of continued strong sales volume growth. Mr. Lundgren added: “The strong free cash flow reflects the exceptional cash generating capabilities of the company. This quarter we reduced total debt by $158 million, resulting in its decline to 32.5% of total capitalization (debt plus equity) from 40.4% at the beginning of the quarter and 44.6% at the beginning of this year. We have achieved our deleveraging goals this year and are well-positioned for capitalizing on future acquisition opportunities.”

Gross profit from continuing operations was $294 million, or 36.6% of sales, versus $222 million or 32.2% last year. Aside from aforementioned non-recurring pre-tax charges in the prior year, gross profit improved to 36.6% from 34.1% last year. Thus an improvement of 250bps was realized, attributable to the carryover benefit of 2003 restructuring programs, volume leverage, the inclusion of higher-margin acquired businesses and favorable pricing and product mix. These benefits were partially offset by significantly higher steel costs and other inflation.

Selling, general and administrative (“SG&A”) expenses from continuing operations were $183 million versus $152 million in last year’s fourth quarter. Aside from non-recurring charges in the prior year quarter, current year SG&A expenses of $183 million or 22.8% of sales compare with $145 million or 21.0% of sales in 2003, reflecting the inclusion of acquired companies, expenditures to support the company’s brands and costs of compliance with Sarbanes-Oxley Act section 404. Fourth quarter 2004 SG&A expenses were similar to second and third quarter levels of 22.3% and 22.6% of sales, respectively.

Operating income was $110 million or 13.8% of sales, versus $70 million last year, or $90 million (13.0% of sales) aside from aforementioned non-recurring charges included in the prior year’s quarter. Thus, an operating margin improvement of 80 basis points was achieved.

Other-net expenses of $20 million, versus $8 million excluding charges last year, increased due to incremental amortization of acquired intangibles, unfavorable currency impact, and non-recurring and unusual charges, partially offset by other items. Non-recurring and unusual charges totaled $10 million and included $4 million incurred to facilitate administrative expense reductions, $4 million of asset impairments and a $2 million provision for recent litigation.

The effective income tax rate on income from continuing operations was 19.3% in the quarter, compared with 27.1% in last year’s fourth quarter on a basis excluding charges. The lower tax rate resulted from higher profitability in lower-tax foreign jurisdictions, favorable resolutions of tax audits, increased utilization of foreign net operating loss carry forwards and other tax-planning activities. Such benefits lowered the company’s effective tax rate from the 29.5% level experienced in the first nine months to 27.0% for the full year 2004.

The company reports results in three business segments – Consumer Products, Industrial Tools and Security Solutions. In the fourth quarter of 2004, Consumer Products sales increased 7% to $296 million, due to the aforementioned strength in home center and mass merchant channels in the U.S. and favorable volume and currency impacts in Europe. Pricing represented 1% of the Consumer Products sales increase, currency 3% and volume 3%. Consumer Products operating margin was 16.7% versus 17.2% last year, due primarily to previously-mentioned commodity cost inflation, particularly resin in the consumer storage (ZAG) business.

Industrial Tools sales increased 16% to $332 million. Excluding CST/Berger, acquired in the first quarter of 2004, Industrial Tools organic sales increased 10%. Pricing represented 5% of the sales increase, currency 1% and volume 4%. Continued strong market conditions and solid execution in a number of the business units – especially fastening systems, industrial mechanics tools and hydraulic tools – brought about the improvement. Mac Tools revenues declined versus a difficult comparable prior period.

Exclusive of prior year impairment charges and exit costs, fourth quarter Industrial Tools operating margin improved to 10.3% vs. 8.7% in 2003 due to higher volume, substantial improvement in the margin performances of Mac Tools and industrial mechanics tools and the inclusion of CST/Berger. The 160bp improvement in Industrial operating margins was achieved despite a 150bp operating margin decline in fastening systems, where steel cost inflation had a significant negative impact that was only partially offset by price realization.

Security Solutions sales increased 38% to $175 million. Excluding Blick plc and Frisco Bay Industries, acquired in the first quarter of 2004, and ISR Solutions acquired in the fourth quarter of 2004, Security Solutions organic sales were virtually unchanged from fourth quarter 2003 levels at $126 million as the impact of having one less week in the quarter offset other growth initiatives. Incoming orders increased 7%, reflecting a continued shift in mix toward longer order cycle electronic access systems. Segment operating margin was 15.4%, up 170 basis points over 13.7% in the fourth quarter of 2003.

Management also provided sales and earnings estimates for the first quarter and full year 2005. Total sales growth of 8-10% and organic sales growth, aside from effects of the Security Group, ISR Solutions and any potential future acquisitions, of 4-6% are expected for both the first quarter and the full year.

First quarter 2005 earnings from continuing operations are expected to approximate 70-74¢ per fully diluted share, vs. 66¢ in 2004. The effect of commodity inflation, mostly carryover impact of 2004 cost increases, is estimated at $20-25 million in the first quarter of 2005, of which approximately two-thirds is expected to be offset with related price increases. A 29.0% income tax rate is projected in the first quarter.

Full year 2005 earnings from continuing operations are expected to be in the range of $3.15 — $3.30 per fully diluted share, a 10–15% increase over $2.85 per share earnings in 2004. This estimate excludes the effect of expensing stock options beginning in the second half of the year, estimated to be 2-3¢ per fully-diluted share per quarter. A 27.0-28.0% income tax rate is expected for the full year, with tax rates in the second half lower than in the first. Free cash flow is expected to exceed net income again in 2005.

Actual 2004 results and 2005 estimates provided above reflect the treatment of the company’s Residential Entry Door, Home Décor and Friess businesses as discontinued operations, as those businesses were either sold in 2004 or, in the case of Friess, whose sale is expected to be concluded early in 2005. All three dispositions are within the Consumer segment. The Friess business manufactures paint rollers in Germany and sells them into the private label market in continental Europe. Annual sales of the Home Décor and Friess businesses were approximately $150 million and $20 million, respectively.

Mr. Lundgren noted: “We completed a year highlighted by 20% sales growth, almost 200bp operating margin improvement and 40% earnings growth from continuing operations on a basis excluding charges and $317 million of free cash flow. Concurrently, our team completed the successful integrations of three acquisitions, the successful divestitures of non-strategic businesses from our Consumer Products segment and further advanced our portfolio shift strategy with several small but strategic acquisitions in our Security Solutions segment.

“The strength of our business portfolio, business development successes, and the level of recent performance lead us into the year 2005 with expectations of continued encouraging performance.”

The company has scheduled a conference call with investors for 11am Eastern time on Friday, January 28, 2005 to discuss the information in this release. The call is accessible by telephone at (800) 267-8424 and via the Internet at www.stanleyworks.com by selecting “Investor Relations”. A replay will also be available two hours after the call and can be accessed at 800-642-1687 by entering the conference identification number 3228652.

Prior-year reported earnings within this release were supplemented with related amounts and percentages that excluded restructuring costs, impairment charges and other exit costs. Management believes these supplemental financial measures provide useful information by removing the effect of variances in reported results that, at that time, were not indicative of fundamental changes in the company’s earnings capacity. Full reconciliations with reported amounts are included on pages 12-13.

The Stanley Works, an S&P 500 company, is a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use. More information about The Stanley Works can be found at http://www.stanleyworks.com.

Contact:	Gerry Gould, V. P. — Investor Relations (860) 827-3833 or ggould@stanleyworks.com

The Stanley Works corporate press releases are available on the company’s Internet web site at http://www.stanleyworks.com.

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in the company’s press releases attached to this Current Report on Form 8-K including but not limited to those regarding the company’s ability to (i) capitalize on future acquisition opportunities; (ii) achieve free cash flow in excess of net income in 2005; (iii) achieve total sales growth of 8-10% and organic sales growth, aside from effects of the Security Group, ISR Solutions and any future acquisitions, of 4-6% in both the first quarter and full year of 2005; (iv) achieve first quarter 2005 earnings from continuing operations of approximately 70-74 cents per fully diluted share; (v) limit the effects of commodity inflation to $20-$25 million in the first quarter of 2005 and offset approximately 2/3 thereof with related price increases; (vi) achieve full year 2005 earnings in the range of $3.15-$3.30 per fully diluted share; (vii) limit the effects of expensing stock options to 2-3 cents per fully diluted share per quarter in the second half of 2005; (viii) consummate the expected sale of its Friess business and limit the reduction of earnings related thereto; (ix) realize a 29% corporate income tax rate in the first quarter of 2005 and a 27-28% corporate income tax rate for the full year 2005, with tax rates in the second half lower than in the first; and (x) expect continued encouraging performance are forward looking and inherently subject to risk and uncertainty.

The company’s ability to deliver the results as described above (the “Results”) is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

The company’s ability to deliver the Results is dependent upon (i) integrating its recent (as well as potential future) acquisitions; (ii) the success of the company’s efforts to sustain prices in order to, among other things, offset the impact of steel and other commodity and material price inflation; (iii) the need to respond to significant changes in product demand due to economic and other changes; (iv) continued improvements in productivity and cost reductions; (v) the satisfaction or waiver of the remaining contingencies under the aforementioned letter of intent to sell its Friess business; (vi) the identification of overhead cost reduction opportunities and effective execution of the same; (vii) the company’s successful settlement of routine tax audits; and (viii) the continued improvement in the payment terms under which the company buys and sells goods, materials and products.

The company’s ability to deliver the Results is also dependent upon (i) the continued success of the company’s marketing and sales efforts, including the company’s ability to recruit and retain an adequate sales force; (ii) the continued success of The Home Depot, Lowe’s and Wal-Mart sales initiatives as well as other programs to stimulate demand for company products; (iii) the success of recruiting programs and other efforts to maintain or expand overall Mac Tools truck count versus prior years; (iv) the ability of the sales force to adapt to changes made in the sales organization and achieve adequate customer coverage; (v) the ability of the company to fulfill increasing demand for its products; (vi) the ability to continue successfully managing and defending claims and litigation; and (vii) the absence of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition.

The company’s ability to achieve the Results will also be affected by external factors. These external factors will include pricing pressure and other changes within competitive markets, the continued consolidation of customers in consumer channels, inventory management pressures on the company’s customers, increasing competition, changes in trade, monetary, tax and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the company’s debt program, the strength of the U.S. Economy and the impact of events that cause or may cause disruption in the company’s distribution and sales networks such as war, terrorist activities, political unrest and recessionary or expansive trends in the economies of the world in which the company operates.

The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.